SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C. 20549

                                FORM 8-K

             CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                   THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): January 28, 2000


                     Tangible Asset Galleries, Inc.
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       (Exact name of registrant as specified in its charter)


                               Nevada
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           (State or other jurisdiction of incorporation)


        0-21271                                       88-0396772
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(Commission File Number)                   (IRS Employer Identification No.)



                            3444 Via Lido
                   Newport Beach, California  92663
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               (Address of principal executive  offices) (Zip Code)

Registrant's telephone number, including area code: (949) 566-0021


                1550 S. Pacific Coast Highway, Suite 103
                    Laguna  Beach, California  92651
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          (Former name or former address, if changed since last report)


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ITEM  2.     ACQUISITION OR DISPOSITION OF ASSETS

     On December 30, 1999, the Company entered into an Acquisition Agreement (the "Agreement") between Tangible Asset Galleries, Inc. ("Tangible" or the "Company") and Gehringer and Kellar, Inc., a Pennsylvania corporation dba Keystone Coin & Stamp Exchange ("Keystone"), Stephen J. Gehringer, Kenneth J. Kellar, and Curtis W. Mease. Keystone is a rare coin wholeseller, retailer and auction company located in Allentown, Pennsylvania. Pursuant to the Agreement, the Company issued an aggregate of 201,861 shares of the common stock of the Company to the shareholders of Keystone in exchange for all of the outstanding shares of common stock of Keystone. As a result, Mr. Gehringer will receive 94,880 shares of the Company's common stock; Mr. Kellar will receive 94,880 shares of the Company's common stock; and Mr. Mease will receive 12,101 shares of the Company's common stock. The Company will become the sole shareholder of Keystone.


ITEM  7.     FINANCIAL  STATEMENTS  AND  EXHIBITS.

     (a)     Financial statements of businesses acquired.

             No financial statements of Keystone are required pursuant to
             Item 310(c) of Regulation S-B.

     (b)     Pro forma financial information.

             No pro forma financial information is required pursuant to
             Item 310(d) of Regulation S-B.

     (c)     Exhibits.

             Acquisition Agreement by and between the Company and Gehringer and Kellar, Inc., a Pennsylvania corporation dba Keystone Coin & Stamp Exchange ("Keystone"), Stephen J. Gehringer, Kenneth J. Kellar, and Curtis W. Mease.

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                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: January 31, 2000                 TANGIBLE ASSET GALLERIES, INC.


                                        By:/s/  Silvano  DiGenova
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                                        Silvano  DiGenova
                                        President and Chief Executive Officer

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